UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

KORN/FERRY INTERNATIONAL

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14505	95-2623879
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California		90067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On November 28, 2012, the Board of Directors (the “Board”) of Korn/Ferry International, a Delaware corporation (the “Company”), elected Jerry Leamon as a director of the Company to fill the existing vacancy created by the retirement of former director Kenneth Whipple. The Board also appointed Mr. Leamon to replace George T. Shaheen on the Audit Committee of the Board. Mr. Leamon will serve as a Class 2015 Director until the earlier of (i) the Company’s 2015 Annual Meeting of Stockholders and the election and qualification of his successor and (ii) his death, resignation or removal from the Board. There are no arrangements or understandings between Mr. Leamon and any other persons pursuant to which he was selected as a director. There is no information that is required to be disclosed with respect to Mr. Leamon pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Leamon will receive the standard compensation amounts (pro-rated for the portion of fiscal year 2013 coinciding with Mr. Leamon’s Board service) payable to non-employee directors of the Company, as described in the Company’s 2012 Proxy Statement, filed with the Securities and Exchange Commission on August 27, 2012.

The Company issued a press release announcing the appointment of Mr. Leamon to the Company’s Board on December 3, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1             Press Release dated December 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

Date: December 3, 2012	/s/ Robert P. Rozek
(Signature)
	Name:	Robert P. Rozek
	Title:	Executive Vice President and Chief Financial Officer